Exhibit 99.1

Biovest’s Personalized Lymphoma Vaccine Featured in Cancer

Research Institute/MD Becker Partners Cancer Immunotherapy Report

TAMPA, FL and MINNEAPOLIS, MN – July 7, 2011 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that BiovaxID®, Biovest’s late-stage, autologous, active immunotherapy for the treatment of non-Hodgkin’s lymphoma, was featured in a special cancer immunotherapy report published jointly by the Cancer Research Institute (CRI) and MD Becker Partners LLC. The report unites key opinion leaders, analysts and industry executives in highlighting opportunities in the field of cancer immunotherapy.

In the report, Dr. Larry Kwak, M.D., Ph.D., Chairman of M.D. Anderson’s Department of Lymphoma and Myeloma, and named to TIME Magazine’s 100 most influential people in the world in 2010 for his development of personalized cancer vaccines, commented on the promise of BiovaxID based on the vaccine’s Phase III results, “We do not have a curative therapy for low grade lymphomas, so while rituximab is a great drug – it doesn’t cure anybody. Even in combination with chemotherapy, it probably does not cure people with low grade lymphoma. There is currently a need for curative therapy or at least a therapy that prolongs remissions beyond that seen with rituximab, so adding a cancer vaccine in the maintenance setting makes sense. That could very easily be the place for BiovaxID – making it a maintenance therapy after rituximab and chemotherapy get a patient into remission. The reason I think it’s a winner for maintenance therapy, even above the other drugs that have been tried in this setting such as lenalidomide, is the superior safety profile that the other agents do not have. That’s particularly important for maintenance therapy as opposed to induction or consolidation therapy.”

To request a copy of the full CRI/MD Becker report, please visit:

http://lifesciencedigest.com/2011/06/30/cancer-immunotherapy-a-roundtable-discussion/

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.